Calculation of Filing Fee Tables
N-14
BLACKROCK MUNIYIELD NEW YORK QUALITY FUND, INC.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(a)	0	$ 0.00	$ 571,944,950.91	0.0001531	$ 87,564.77
Fees Previously Paid	2	Equity	Common Stock	457(o)			$ 1,000,000.00		$ 153.10
			Total Offering Amounts:				$ 572,944,950.91		$ 87,717.87
			Total Fees Previously Paid:						$ 153.10
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 87,564.77
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) and 457(f)(2) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum aggregate offering price is an amount equal to the product of (i) 30,241,637 common shares of BlackRock MuniHoldings New York Quality Fund, Inc. ("MHN") and 24,117,105 common shares of BlackRock New York Municipal Income Trust ("BNY"), the estimated maximum number of common shares of MHN and BNY, respectively, that may be exchanged for common shares of BlackRock MuniYield New York Quality Fund, Inc. (the "Registrant") in accordance with the terms of the Agreement and Plan of Merger, and (ii) $10.58 and $10.49 the net asset value of the common shares of MHN and BNY, respectively, on August 25, 2025 (within fifteen days prior to the date of filing of this Registration Statement), rounded up to the nearest whole dollar (if applicable).

[2]	(2) Estimated pursuant to Rule 457(o) under the Securities Act solely for the purpose of determining the registration fee. (3) Previously paid in connection with the Registrant's registration statement on Form N-14 (File No. 333-288711), filed with the Securities and Exchange Commission on July 16, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A